SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 28, 2003

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1658 Cole Boulevard, Suite 130, Golden, Colorado 80401

(Address of principal executive offices) Zip Code

(303) 235-9000

(Registrant’s telephone number)

Item 4. Changes in Registrant’s Certifying Accountant

The Board of Directors of ACT Teleconferencing, Inc. directed the Audit Committee of the Board to select a new independent auditing firm. On October 28, 2003, ACT engaged the firm selected by the Audit Committee, Hein + Associates LLP, as independent auditors for the remainder of the fiscal year ending on December 31, 2003, to replace the firm of Ernst & Young (“E & Y”) who were dismissed as ACT’s accountant on that date for the remainder of the fiscal year ending on December 31, 2003.

The audit reports of E & Y regarding ACT’s financial statements, including the reports of E & Y, for the years ended December 31, 2002 and 2001, up to October 28, 2003 do not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. ACT has not had any disagreements with E & Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to E & Y’s satisfaction, would have caused E & Y to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within ACT’s two most recent fiscal years or the interim period from December 31, 2002 through the date of this report, and ACT has not consulted with Hein + Associates LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ACT has provided E & Y with a copy of the foregoing disclosures concurrently with its filing with the Securities and Exchange Commission, and has requested that E & Y furnish a letter, addressed to the Commission stating whether it agrees with the foregoing, or describing any respect with which it does not agree. ACT has requested that E & Y furnish such letter not later than ten business days following the filing of this report on Form 8-K.

Item 7. Exhibits

The exhibit index located following the signatures to this Form 8-K lists each of the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc. (Registrant)

Date: November 5, 2003	By:	/s/Gavin Thomson

Gavin Thomson Chief Financial Officer

Exhibit Index

No.	Description
(All exhibits are filed electronically)

16.1	Letter from E & Y

3